United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2011
ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On October 13, 2011, IsoRay, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with WestPark Capital, Inc., as managing underwriter, and the other underwriters listed therein (collectively, the "Underwriters"), relating to the best efforts underwritten registered offering (the "Offering") of  2,500,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") at an offering price to the public of $0.92 per share (the "Offering Price"). With every five shares of Common Stock purchased, the purchaser will receive a warrant to purchase one share of Common Stock at an exercise price of $1.058 and with a five year term. Under the terms of the Underwriting Agreement the Company has also granted the Underwriters a 45-day option to sell up to an additional 1,027,173 shares of Common Stock (with Warrants to purchase up to an additional 205,435 shares of common stock) to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company from the sale of the Common Stock are expected to be approximately $2,000,000, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming none of the Warrants are exercised and assuming no exercise by the Underwriters of their over-allotment option. The offering is expected to close on or about October 14, 2011, subject to the satisfaction of customary closing conditions.

The Shares will be issued pursuant to the Company's shelf registration statement (the "Registration Statement") on Form S-3 (File No. 333-162694), which became effective on November 13, 2009, and a prospectus supplement filed on October 13, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.  Accordingly, other investors and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Agreement, and any such changes may not be fully reflected in the Company's reports or other filings with the SEC.

The foregoing summaries of the Offering, the securities to be issued in connection therewith, the Underwriting Agreement and the form of Warrant do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

A copy of the opinion of Keller Rohrback, PLC, relating to the legality of the securities to be issued in the Offering is attached as Exhibit 5.1 hereto.

ITEM 8.01  Other Events.

On October 13, 2011, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement by and among IsoRay, Inc., WestPark Capital, Inc. and the other signatories thereto, dated October 13, 2011
4.26	Form of Warrant

5.1	Opinion of Keller Rohrback, PLC
23.1	Consent of Keller Rohrback, PLC (included in Exhibit 5.1)

99.1	Press Release of IsoRay, Inc., dated October 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2011

IsoRay, Inc., a Minnesota corporation

	By:	/s/ Dwight Babcock
Dwight Babcock, Chairman and CEO